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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-35624) and Registration Statements on Forms S-8 (No. 2-90929, No. 33-41181, No. 33-41295 and No. 33-54027) of Kaneb Services, Inc. of our report dated January 27, 1995, except as to Note 8, which is as of February 17, 1995, relating to the financial statements of Wyco Pipe Line Company, which appears in the Current Report on Form 8-K of Kaneb Services, Inc. dated March 13, 1995.



Price Waterhouse LLP
Chicago, Illinois
March 10, 1995